Exhibit 10.13.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) dated as of September 22, 2017, is entered into by and among HORTONWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to this Amendment (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement dated as of November 2, 2016, as amended by that certain First Amendment to Credit Agreement dated June 26, 2017 (as the same may be further amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Section 7.1 of the Credit Agreement.

a.	Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)    Minimum Consolidated EBITDA. Permit Consolidated Adjusted EBITDA for any period of four consecutive trailing quarters ended on the last day of any quarter ending (i) December 31, 2016, (ii) March 31, 2017, (iii) June 30, 2017, (iv) September 30, 2017, and (v) December 31, 2017 to be less than the corresponding quarterly amount indicated in the “Minimum Consolidated Adjusted EBITDA” row in the Hortonworks Projections, dated October 31, 2016, provided to the Administrative Agent, as updated in writing as delivered to the Administrative Agent on June 26, 2017 with respect to the fiscal quarter ending June 30, 2017 and as further updated in writing as delivered to the Administrative Agent on September 22, 2017 with respect to the fiscal quarter ending September 30, 2017. For each fiscal quarter ending after December 31, 2017, minimum Consolidated Adjusted EBITDA covenant thresholds shall be agreed by the Administrative Agent and the Borrower based on Borrower’s board-approved Projections delivered pursuant to Section 6.2(c) for the fiscal year ending December 31, 2018; provided that failure to provide such Projections or to reach agreement on such covenant thresholds on or prior to March 31, 2018 of such fiscal year shall be an immediate Event of Default. The agreement of the Administrative Agent to establish covenant levels for the 2018 fiscal year shall not be unreasonably withheld or delayed and shall otherwise be determined on the basis and using the methodology employed when establishing the minimum Consolidated Adjusted EBITDA covenant thresholds for the 2017 fiscal year.”

2.    Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.

c.

The Administrative Agent shall have received a certificate duly executed by a Responsible Officer certifying that, after giving effect to this Amendment, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) each of the representations and warranties made by each Loan Party in or pursuant to this Amendment or any other Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

d.

The Administrative Agent shall have received the fees, costs and expenses required to be paid pursuant to Section 7 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).

3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    The Credit Agreement, as amended by this Amendment, constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)    Each of the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date.

4.    Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

5.    Counterpart Execution. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

6.    Effect on Loan Documents.

(a)    The Credit Agreement, as amended and modified hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.

(c)    This Amendment is a Loan Document.

7.    Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).

8.    Release by Group Members. Each Group Member, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges the Administrative Agent and each of the Lenders and each of their respective successors in title, past and present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Administrative Agent or any Lender would be liable if such persons or entities were found to be liable to such Group Member (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Group Member ever had or now has against any such Releasee which arose from the beginning of the world to and including the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Group Member also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

9.    Entire Agreement. This Amendment and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.    Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

11.    Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

12.    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

HORTONWORKS, INC.

By:	/s/ Scott Davidson
Name:	Scott Davidson
Title:	Chief Operating Officer and Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK

By:	/s/ Laura Gentile
Name:	Laura Gentile
Title:	Vice President

LENDERS:

SILICON VALLEY BANK

By:	/s/ Laura Gentile
Name:	Laura Gentile
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]